UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 26, 2023
Date of Report (Date of earliest event reported)

THE HERSHEY COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-183	23-0691590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 East Chocolate Avenue
Hershey, PA 17033
(Address of principal executive offices)
(Zip Code)

(717) 534-4200
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, one dollar par value	HSY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 26, 2023, The Hershey Company (the “Company”) entered into a new Five Year Credit Agreement (the “Credit Agreement”), dated as of April 26, 2023, with the banks, financial institutions and other institutional lenders listed on the signature pages thereof and the other lenders from time to time party thereto (the “Lenders”), Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as syndication agents, Royal Bank of Canada, as documentation agent, and BofA Securities, Inc., JPMorgan Chase Bank, N.A., Citibank, N.A., RBC Capital Markets and U.S. Bank National Association, as joint lead arrangers and joint book managers. The Credit Agreement establishes an unsecured revolving credit facility under which the Company may borrow up to $1.35 billion with the option to increase borrowings by an additional $500 million with the concurrence of the Lenders. Funds borrowed may be used for general corporate and other purposes as specified in the Credit Agreement. Advances may be repaid without penalty at any time prior to the last day of the Credit Agreement.

The Credit Agreement contains a financial covenant whereby the ratio of (a) pre-tax income from continuing operations for the most recent four fiscal quarters to (b) consolidated interest expense for the most recent four fiscal quarters may not be less than 2.0 to 1.0 as of the end of each fiscal quarter. The Credit Agreement contains customary representations and warranties, affirmative and negative covenants and events of default. Payment of outstanding advances, all interest thereon and all other amounts payable under the Credit Agreement may be accelerated and the obligation of each Lender to make advances under the Credit Agreement may be terminated, in each case at the option of the Lenders holding a majority of the commitments, should the Company default in its obligations under the Credit Agreement. The Company may extend the Termination Date of the Credit Agreement for up to two additional one-year periods upon notice given by the Company to the administrative agent.

Also on April 26, 2023, the Company terminated the existing Five Year Credit Agreement, dated as of July 2, 2019, among the Company, the banks, financial institutions and other institutional lenders listed on the signature pages thereof and the other lenders from time to time party thereto, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Citibank, N.A. and PNC Bank, National Association, as syndication agents, Royal Bank of Canada, as documentation agent, and BofA Securities, Inc., J.P. Morgan Chase Bank, N.A., Citibank, N.A., PNC Capital Markets LLC and RBC Capital Markets, as joint lead arrangers and joint book managers (the “Prior Facility”).

The foregoing is not a complete description of either the Credit Agreement or the Prior Facility and is subject to, and qualified in its entirety by, the full text of each of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8‑K and is incorporated herein by reference, and the Prior Facility, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 2, 2019 and is incorporated herein by reference.

In the ordinary course of their respective businesses, Bank of America, N.A., JPMorgan Chase Bank, N.A., Citibank, N.A., Royal Bank of Canada and U.S. Bank National Association, and each of their respective affiliates, have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Company and its affiliates for which they have in the past received, and may in the future receive, customary fees.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description
	10.1	Five Year Credit Agreement dated as of April 26, 2023
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERSHEY COMPANY

Date: April 26, 2023	By:	/s/ James Turoff
James Turoff Senior Vice President, General Counsel and Secretary